Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

The Board of Directors
HNI Corporation

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of HNI Corporation of our report dated June 22, 2023, relating to the financial statement of the HNI Corporation Profit Sharing Retirement Plan, which appears in the annual report on Form 11-K of the HNI Corporation Profit Sharing Retirement Plan for the year ended December 31, 2023.

/s/ Baker Tilly US, LLP

Pittsburgh, Pennsylvania
August 20, 2024